                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CORCOM, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                 CORCOM, INC.
                            844 EAST ROCKLAND ROAD
                         LIBERTYVILLE, ILLINOIS 60048

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 1996

To the Shareholders of
CORCOM, INC.

  You are hereby notified that the Annual Meeting of Shareholders of CORCOM, INC., will be held at the offices of said Company, 844 East Rockland Road, Libertyville, Illinois, on Thursday, May 23, 1996 at 10:00 a.m. for the following purposes:

    1. Electing a Board of Directors to serve until the next annual meeting of shareholders or until their respective successors shall have been elected and qualified; and

    2. Transacting such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on April 12, 1996 has been fixed as the record date for determination of the shareholders entitled to notice of and to vote at said meeting.

  IF YOU DO NOT EXPECT TO BE PRESENT PERSONALLY AT THE MEETING, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               By Order of the Board of Directors

                               WALTER ROTH,
                               Secretary

April 22, 1996

                                PROXY STATEMENT

                               ----------------

                                 CORCOM, INC.
                            844 EAST ROCKLAND ROAD
                         LIBERTYVILLE, ILLINOIS 60048

                               ----------------

  The enclosed proxy is solicited by the Board of Directors of Corcom, Inc. (the "Company") for the Company's annual meeting of shareholders to be held May 23, 1996. Each proxy received will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the nominees named below as directors as described below. Any proxy may be revoked at any time prior to the voting thereof by notifying the Company, there being no formal procedure required.

  Only holders of the Company's 3,779,543 outstanding shares of common stock of record at the close of business on April 12, 1996 will be entitled to vote at the meeting. Each share is entitled to one vote on each matter to be voted upon except for election of directors. Holders of shares of common stock have cumulative voting rights for election of directors, which means that every shareholder has the right to vote, for the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit. There are no conditions precedent to the exercise of cumulative voting rights.

  Abstentions will be treated as shares present and entitled to vote but as not voted for purposes of determining the approval of any matters submitted to the shareholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

  The approximate date on which this Proxy Statement and the form of proxy enclosed herewith are first to be sent or given to the Company's shareholders is intended to be April 22, 1996.

                             ELECTION OF DIRECTORS

  At the meeting a Board of seven directors is to be elected by plurality vote. All of the nominees named below are presently directors of the Company. Authority is solicited to vote the proxies cumulatively for a number of nominees less than seven to the end of securing the election of as many of them as possible if, in the discretion of the proxy holders, it becomes advisable to do so. If any vacancy in the list of nominees should occur for any reason (no reason being presently known), discretionary authority is solicited to vote for the election of other persons. The term of office of the directors to be elected will be until the next annual meeting of shareholders (presently expected to be held May 15, 1997) or until their respective successors shall have been elected and qualified, and the Company has no reason to believe that the nominees named will not be available for election as directors for their prescribed terms.

  The Company's by-laws provide that no nomination for director other than the nominees named below shall be accepted at the forthcoming annual meeting unless (i) the name of the person so proposed is contained in a written notice signed by a shareholder of the Company and delivered to the Secretary of the Company (Walter Roth, Secretary, c/o D'Ancona & Pflaum, Suite 2900, 30 North LaSalle Street, Chicago, IL 60602, fax number (312) 580-0923) at least ten days before the date of the meeting (i.e., no later than May 13, 1996), or
(ii) the person so nominated is a substitute for a bonafide nominee designated in accordance with the by-laws who since such designation has become unable to serve. The Board of Directors is not aware of any other persons intending to propose nominees for director.

  The following table sets forth information with respect to each nominee for director according to information furnished the Company by him:

       NAME, AGE AND POSITIONS                                      DIRECTOR OF
            PRESENTLY HELD               PRINCIPAL OCCUPATIONS        COMPANY
             WITH COMPANY                DURING PAST FIVE YEARS        SINCE
       -----------------------           ----------------------     -----------
 George B. Berry, 59................. Private investor                 1993
  Member of executive compensation
  committee
 Werner E. Neuman, 70................ President of the Company         1955
  President
 David B. Pivan, 74.................. President, Pivan Management      1970
  Member of audit committee           Co. (management marketing
                                      and financial consulting)
 Herbert L. Roth, 72................. Self-employed as financial       1976(A)
  Chairman of audit committee         consultant and general
                                      manager of several real
                                      estate partnerships
 James A. Steinback, 52.............. Chairman, President and          1991
  Member of audit committee           Treasurer of Magnecraft
                                      Electric Co., Inc.
                                      (manufacturer of electronic
                                      components)
 Gene F. Straube, 67................. President, Straube               1983
  Chairman of executive compensation  Associates, Incorporated
  committee                           (electronics manufacturers'
                                      representative)
 Renato Tagiuri, 76.................. Professor Emeritus,              1986
  Member of executive compensation    Graduate School of Business
  committee                           Administration, Harvard
                                      University; consultant in
                                      management of human
                                      resources

- --------
  (A)Also a director of the Company from 1956 to 1962.

  Herbert L. Roth is also a director of Shelby Williams Industries, Inc. There is no family relationship between any director or executive officer of the Company. Herbert L. Roth is the brother of Walter Roth, who is Secretary of the Company and a partner of the law firm of D'Ancona & Pflaum. During the last fiscal year the Company retained D'Ancona & Pflaum as legal counsel, and such retainer is continuing during the current fiscal year.

  The Company had in effect a Directors' Stock Option Plan (the "1991 Directors' Plan") which provided that on March 15 of each of the years 1991, 1992 and 1993 each director of the Company who was not a full-time employee of the Company received an option for 6,000 shares of the Company's common stock with an exercise price of 100% of fair market value on the applicable date of grant. A plan (the "1994 Directors' Plan"), approved in 1994, provided for similar options in 1994, 1995 and 1996. The following table furnishes information with respect to option grants and option exercises under the 1991 and 1994 Directors' Plans for the period from January 1, 1995 through December 31, 1995 for all eligible directors as a group. (Five of the current seven directors received options in 1995. Mr. Neuman was not eligible to receive an option because he is a full-time employee of the Company and Mr. Berry voted against the 1994 Directors' Plan and declined the option grants in 1994, 1995 and 1996.) Options under the plans become fully exercisable six months after date of grant and expire five years from date of grant subject to earlier termination in certain circumstances in the event of termination as a director.

                                                                ALL ELIGIBLE
                                                            DIRECTORS AS A GROUP
                                                            --------------------
   Options granted:
     Number of Options.....................................        30,000
     Average per share exercise price......................         $3.00
   Options exercised:
     Number of Options.....................................        66,000
     Average per share exercise price......................         $1.61

  The Company pays each director who is not an employee of the Company the sum of $500 plus expenses for each Board meeting attended, plus an annual retainer of $5,000 payable in equal quarterly installments.

                         BOARD MEETINGS AND COMMITTEES

  The Company has an audit committee and an executive compensation committee. The Company does not have a nominating committee. The Board of Directors held four meetings, the audit committee held two meetings and the executive compensation committee held two meetings during 1995. No incumbent director except Messrs. Berry and Steinback attended fewer than 75% of the aggregate of Board and committee meetings of which he was a member.

  The function of the audit committee is to review with the auditors for the Company the scope and adequacy of the audit of the Company's accounts to be made by the auditors and the accounting practices, procedures and policies of the Company. The function of the executive compensation committee is to examine and make recommendations to the Board as to the compensation to be paid to the executives of the Company and to exercise the duties of the committees under the Company's Key Employees' Incentive Stock Option Plans and Directors' Stock Option Plans.

                        BENEFICIAL OWNERSHIP OF SHARES

  The following information is furnished as of March 15, 1996 (except as otherwise indicated) to indicate beneficial ownership of the Company's common stock by each director and nominee, by certain executive officers of the Company, by all directors and executive officers as a group, and by each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock. Such information has been furnished to the Company by the indicated owners. Unless otherwise indicated, beneficial ownership is direct.

   NAME (AND ADDRESS IF MORE THAN 5%) OF         AMOUNT BENEFICIALLY
   BENEFICIAL OWNER                                     OWNED          PERCENT
   -------------------------------------         ------------------- ------------
   Directors and nominees:
     George B. Berry............................      583,000(A)             15.4
      Omicron Capital Partners ("Omicron")
      980 Ikena Circle
      Honolulu, HI 96821
     Werner E. Neuman...........................    1,008,299(B)             26.5
      c/o Corcom, Inc.
      844 East Rockland Road
      Libertyville, IL 60048
     David B. Pivan.............................       93,000(C)              2.5
     Herbert L. Roth............................       41,000(D)              1.1
     James A. Steinback.........................      395,500(E)             10.5
      Magnecraft Electric Co., Inc.
      211 Waukegan Road
      Northfield, IL 60093
     Gene F. Straube............................       74,604(F)              2.0
     Renato Tagiuri.............................       49,750(D)              1.3
   Additional executive officers:
     Thomas J. Buns.............................       38,000(G)              1.0
     Michael P. Raleigh.........................        6,910(H)     Less than 1%
     All directors and executive officers as a      2,290,063(I)             58.2
      group.....................................
     Additional 5% owners:
       Dimensional Fund Advisors, Inc. ("Dimen-       198,600(J)              5.3
        sional")................................
        1299 Ocean Avenue
        Santa Monica, CA 90401
       FMR Corp.................................      207,000(K)              5.5
        82 Devonshire Street
        Boston, MA 02109

- --------
  (A) Shares are owned by Omicron, a general partnership whose partners are George B. Berry and his wife, Carolyn A. Berry.
  (B) Includes 32,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Neuman. Also includes 33 shares owned by Mr. Neuman's spouse, as to which he disclaims beneficial ownership.
  (C) Includes 6,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Pivan.

  (D) Includes 24,000 stock options deemed exercised solely for purposes of showing total shares owned by such person.
  (E) Consists of 10,000 shares owned by Mr. Steinback, 379,500 shares owned by a corporation of which Mr. Steinback is the controlling stockholder, and 6,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Steinback.
  (F) Consists of 17,900 shares owned by Mr. Straube, 32,704 shares owned by Straube Associates, Incorporated, of which Mr. Straube is president, a director and majority shareholder, and 24,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Straube. Does not include shares held by Straube Associates Profit Sharing Plan.
  (G) Consists of 38,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Buns.
  (H) Includes 5,000 stock options deemed exercised solely for purposes of showing total shares owned by Mr. Raleigh.
  (I) Includes 159,000 stock options deemed exercised solely for purposes of showing total shares owned by such group.
  (J) The Company has been advised by communication from Dimensional dated February 9, 1996, as follows: The above holding was as of December 31, 1995 and Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 198,600 shares, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
  (K) Schedule 13G shows no voting power and sole power to dispose or direct the disposition of 207,000 shares at December 31, 1995; and that Fidelity Management and Research Company, a wholly owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 207,000 shares as a result of acting as investment adviser to various investment companies.

  The Company is advised that Mr. Pivan filed a single late report under section 16(a) of the Securities Exchange Act of 1934, reporting three transactions, and that Mr. Raleigh filed a single late report reporting an initial holding.

                            EXECUTIVE COMPENSATION

  There is shown below certain information concerning the compensation of each executive officer of the Company whose total annual salary and bonus exceeded $100,000 for 1995.

                          SUMMARY COMPENSATION TABLE

                                                         LONG
                                                         TERM
                                                     COMPENSATION
                                    ANNUAL       ---------------------
                                 COMPENSATION           AWARDS
                              ------------------ ---------------------  ALL OTHER
NAME AND PRINCIPAL                                    SECURITIES       COMPENSATION
POSITION                 YEAR SALARY($) BONUS($) UNDERLYING OPTIONS(#)    ($)(1)
- ------------------       ---- --------- -------- --------------------- ------------
Werner E. Neuman........ 1995  212,000  155,000         10,000            8,098
 President               1994  206,000   71,465         20,000            5,341
                         1993  197,636      -0-         20,000            5,969
Thomas J. Buns.......... 1995  106,000   77,500         10,000            7,021
 Vice President and
 Treasurer               1994  103,000   35,733         20,000            6,418
                         1993   93,215      -0-         20,000            5,724
Michael P. Raleigh...... 1995   80,000   22,422          5,000            1,209
 Vice President of Engi-
  neering and Quality
  Assurance(2)

- --------
(1) Consists of Company's "matching" contributions under its 401(k) plan; payments under the Company's medical reimbursement plan, which covers all officers of the Company who are employees and provides certain medical benefits not to exceed $5,000 for any one participant (and his family) in any fiscal year; and Company payments for $100,000 term life insurance for officers (such officers have no interest in any cash surrender value under such policies). Such payments were as follows for the years 1995, 1994 and 1993: 401(k) plan: Neuman: $2,310, $2,310 and $2,182; Buns: $1,770, $1,208
    and $699; and Raleigh (for 1995): $1,209. Medical plan: Neuman: $4,185, $1,570, and $2,437; Buns: $5,000, $5,000 and $4,848; and Raleigh (for
    1995): -0-. Insurance: Neuman: $1,603, $1,461 and $1,350; Buns: $251, $210
    and $177; and Raleigh (for 1995): -0-. The aggregate amount of any perquisites or other personal benefits was less than 10% of the total of annual salary and bonus and is not included in the above table.
(2) Mr. Raleigh became an executive officer upon his election to this position in August, 1995. Prior to such election he was the Company's Vice President of Engineering.

  The Company has adopted an executive profit sharing bonus plan for 1996 based upon meeting certain goals for pre-tax, pre-bonus earnings, return on net assets and earnings per share for 1996. If goals are met, certain percentages of earnings will be allocated to a bonus pool to be split by the executives in proportion to their individual salaries. Similar plans were in effect for 1995, 1994 and 1993. Bonuses were earned under the plan for 1995 and 1994 as set forth in the above table, but not for 1993.

  Mr. Neuman has an agreement with the Company for his employment as President at a minimum compensation of $150,000 per annum for a term to continue in effect until terminated by either party on specified prior written notice. In the event of the death of Mr. Neuman while in the employ of the Company, the Company shall pay an amount equal to twice the annual basic compensation in effect at the time of death to Mr. Neuman's wife, children or estate. Such amount shall be paid in equal monthly installments over 24 months following the month of death. Upon a termination of Mr. Neuman's employment for any reason, other than death, subsequent to a change in control (as defined), Mr. Neuman shall be entitled to all amounts then due to him under the agreement and to a lump sum termination payment equal to 250% of the average of his annual minimum and bonus compensation for services during the three years preceding such termination of employment. Upon written notice by Mr. Neuman to the Company that a change in control is intended or contemplated or shall occur in the future, the Company will be obligated to place in escrow the amounts necessary to fund the amounts due to Mr. Neuman as described in the preceding sentence.

  Mr. Buns has an agreement with the Company for his employment at a minimum basic compensation of $80,000 per annum. The agreement may be terminated by either party on six months prior written notice. Upon a termination of employment for any reason by the Company, other than cause (as defined), or death, subsequent to a change in control (as defined), Mr. Buns shall be entitled to all amounts then due him and to a lump sum termination payment equal to 100% of the average of his annual minimum and bonus compensation for services during the year preceding such termination.

                            EMPLOYEE STOCK OPTIONS

  The Company has stock option plans under which stock options are granted to key employees. All options are incentive stock options and are granted at 100% of fair market value at time of grant, except that options to Werner E. Neuman are granted at 110% of fair market value at time of grant. All options become exercisable 40% after one year, 60% after two years, 80% after three years and 100% after four years after date of grant, and expire five years after date of grant.

  Shown below is information with respect to individual grants of stock options made during the last completed fiscal year to the executive officers named in the summary compensation table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                        POTENTIAL REALIZABLE VALUE
                                                                        AT ASSUMED ANNUAL RATES OF
                                                                         STOCK PRICE APPRECIATION
                                       INDIVIDUAL GRANTS                   FOR OPTION TERM (1)
                         ---------------------------------------------- --------------------------
                         NUMBER OF   % OF TOTAL
                         SECURITIES   OPTIONS
                         UNDERLYING  GRANTED TO  EXERCISE OR
                          OPTIONS   EMPLOYEES IN BASE PRICE  EXPIRATION
NAME                     GRANTED(#) FISCAL YEAR    ($/SH)       DATE       5%($)        10%($)
- ----                     ---------- ------------ ----------- ---------- ------------ -------------
Werner E. Neuman........   10,000       25          3.575     2/28/00          9,877        21,826
Thomas J. Buns..........   10,000       25          3.25      2/28/00          8,979        19,842
Michael P. Raleigh......    5,000       12.5        3.25      2/28/00          4,490         9,921

- --------
(1) The assumed annual rates of stock price appreciation of 5% and 10% are set by SEC rules and are not intended as a forecast of possible future appreciation in stock prices.

  Shown below is information with respect to exercises of stock options during the last completed fiscal year by the executive officers named in the summary compensation table and the fiscal year-end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                          SHARES
                         ACQUIRED              NUMBER OF SHARES        VALUE OF UNEXERCISED
                            ON     VALUE    UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                         EXERCISE REALIZED   OPTIONS AT FY-END (#)          FY-END ($)
NAME                       (#)      ($)    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
- ----                     -------- -------- ------------------------- -------------------------
Werner E. Neuman........  10,000    5,000        35,000/30,000            223,300/191,400
Thomas J. Buns..........  10,000   60,343        17,000/39,000            108,460/248,820
Michael P. Raleigh......   7,000   31,611           -0-/13,000                -0-/ 82,940

                  REPORT OF EXECUTIVE COMPENSATION COMMITTEE

                            AND BOARD OF DIRECTORS

  This report of the executive compensation committee and Board of Directors shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy incorporates the following themes:

    1. Compensation programs should support the short- and long-term strategic goals and objectives of the Company.

    2. Compensation programs are critical in attracting and retaining well qualified executives and other employees.

    3. Compensation should be based on individual contribution; however, amounts earned by executives in variable compensation programs should be dictated by how the Company performs.

    4. Compensation should be competitive with amounts paid for employees of comparable qualifications, experience, and responsibilities at similar businesses.

  The executive compensation committee utilizes an independent outside consultant to monitor several salary surveys of businesses of similar size and type as the Company to ensure that salaries remain competitive. The exact names of businesses included in these surveys are not known to the Company, so it is not possible to tell if they are the same group as those included in the NASDAQ Electronic Component Stock Index group shown in the performance graph below.

  The Company has a simple compensation program that consists of salary and performance bonus components and employee stock options. The salary portion of the compensation program is established based on the philosophy outlined above. The performance bonus component is tied to certain earnings per share and return on sales objectives.

  The executive compensation committee reviews and approves recommendations concerning the compensation of the President of the Company. The full Board of Directors reviews the Company's operating profit target levels and the bonus component of the compensation of the Company officers other than the President of the Company.

  The executive compensation committee determines the granting of options under the Company's employee stock option plans. These plans provide additional incentives to maximize shareholder value. The plans also utilize vesting periods to encourage recipients of options to continue in the employ of the Company. The Company grants stock options to its executive officers and to a number of additional key employees.

      EXECUTIVE COMPENSATION
      COMMITTEE                  BOARD OF DIRECTORS
      ----------------------     ------------------
      Gene F. Straube, Chairman  George B. Berry
      George B. Berry            Werner E. Neuman
      Renato Tagiuri             David B. Pivan
                                 Herbert L. Roth
                                 James A. Steinback
                                 Gene F. Straube
                                 Renato Tagiuri

                               PERFORMANCE GRAPH

  The performance graph below shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The graph below compares cumulative total return on the Company's common stock, for the five-year period shown, compared with the Standard & Poor's 500 Index and the NASDAQ Electronic Component Stock Index (fiscal years ending December 31), assuming $100 invested on January 1, 1991 in the Company's common stock and in each index and assuming reinvestment of dividends.

                       [PERFORMANCE GRAPH APPERAS HERE]

                                                   1990 1991 1992 1993 1994 1995
                                                   ---- ---- ---- ---- ---- ----
Corcom, Inc. ..................................... 100   89   95  167  244  600
S&P 500 Index..................................... 100  131  140  155  157  215
NASDAQ Elec. Comp. Index.......................... 100  142  223  306  338  560

                      TRANSACTIONS INVOLVING THE COMPANY

  Gene F. Straube, a director of the Company, is president, a director and majority shareholder of Straube Associates, Incorporated ("Associates") and Straube Associates Mountain States, Incorporated ("Mountain"), sales representatives of the Company. Commissions received by Associates and Mountain from the Company for 1995 were approximately $167,000 and $42,300, respectively, and it is anticipated that the sales representation will continue during 1996. Associates and Mountain are compensated on the same basis as other representatives of the Company. The Company is advised by Associates and Mountain that commissions received by Associates from the Company during Associates' last fiscal year were in excess of 5% of Associates' consolidated gross revenues for its last full fiscal year, that such commissions from Mountain were less than 5% of Mountain's consolidated gross revenues for its last fiscal year, and that such commissions during each of Associates' and Mountain's respective current fiscal year are expected to exceed 5% of each such company's respective consolidated gross revenues for its last full fiscal year.

                 INFORMATION REGARDING INDEPENDENT ACCOUNTANTS

  Coopers & Lybrand L.L.P. served as independent public accountants for the fiscal year ended December 31, 1995. One or more representatives of Coopers & Lybrand L.L.P. are expected to be present at the annual meeting and to be available to respond to any questions raised at the meeting and make any comments they deem appropriate.

  The Board of Directors has not yet selected independent public accountants for 1996. The audit committee of the Board is expected to review the matter and to make a recommendation for the full Board's consideration.

                           PROPOSALS OF SHAREHOLDERS

  Proposals of shareholders intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to the meeting not later than December 24, 1996.

                                    GENERAL

  The Company will bear the cost of solicitation of proxies. In addition to being solicited by mail, proxies may be solicited personally or by telephone or telegraph. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to principals in obtaining their proxies.

  THE COMPANY WILL PROVIDE WITHOUT CHARGE (EXCEPT FOR EXHIBITS) TO ANY RECORD OR BENEFICIAL OWNER OF ITS SECURITIES, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. EXHIBITS TO SAID REPORT WILL BE PROVIDED UPON PAYMENT OF FEES LIMITED TO THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS. WRITTEN REQUESTS SHOULD BE DIRECTED TO CORCOM, INC., DEPARTMENT 10-K, 844 EAST ROCKLAND ROAD, LIBERTYVILLE, ILLINOIS 60048.

  The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of the shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment in the interest of the Company.

                                          WALTER ROTH
                                          Secretary

Dated: April 22, 1996

                                  CORCOM, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 23, 1996

  The undersigned shareholder of CORCOM, INC. hereby appoints WERNER E. NEUMAN, DAVID B. PIVAN and HERBERT L. ROTH, each with full power of substitution, as attorneys and proxies to vote all of the shares of stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company to be held on Thursday, May 23, 1996 at 10:00 a.m. at the offices of the Company, 844 East Rockland Road, Libertyville, Illinois, or at any adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below, and for the transaction of such other business as may properly come before said meeting or any adjournment thereof, all as set forth in the April 22, 1996 Proxy Statement for said meeting.

  A majority of the members of said Proxy Committee who shall be present in person or by substitute at said meeting, or in case but one shall be present then that one, shall have and exercise all powers of said Proxy Committee.

  THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NO DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSAL (1) DESCRIBED HEREIN. ON OTHER MATTERS THAT MAY COME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.


                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------
- -------------------------------------------------------------------------------

[x] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


1. Election of Directors
   FOR ALL NOMINEES [_]       WITHHELD FROM ALL NOMINEES [_]
    (EXCEPT AS MARKED)


NOMINEES: George B. Berry, Werner E. Neuman, David B. Pivan, Herbert L. Roth,
          James A. Steinback, Gene F. Straube, Renato Tagiuri. (Discretionary authority is granted to cumulate votes for a lesser number of persons than the number of nominees named above.)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on line below):

_______________________________________________________________________________



SIGNATURE(S): ________________________________________ DATE: __________________

Note: Please sign exactly as your name or names appear above. If the stock is registered in the name of more than one person, the proxy should be signed by all named holders. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.